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EXHIBIT 99.1



COMPANY PRESS RELEASE

DUTCHFORK BANCSHARES, INC.
FOURTH QUARTER EARNINGS AND
YEAR END EARNINGS

      DutchFork Bancshares, Inc. (NASDAQ: DFBS-news) announced earnings of $934,000 for the fourth quarter ending September 30, 2003 compared to earnings of $713,000 for the fourth quarter of 2002. Net income for the year ended September 30, 2003 was $3,445,000 compared to $2,463,000 for the prior year.

      Basic earnings per share were $0.94 for the fourth quarter ending September 30, 2003 and $0.64 for the comparable period in 2002. Basic earnings per share were $3.37 for the year ended September 30, 2003 and $2.17 for the year ended September 30, 2002.

      Net interest income after provisions for loan losses for the fourth quarter of 2003 was $1,892,000 compared to $1,270,000 for the same period of 2002. Total interest income was $2,989,000 for the three months ended September 30, 2003, a $74,000 increase from the same period in 2002. Interest expense for the fourth quarter of 2003 was $1,072,000, a decrease of $573,000 from the same period of 2002 due to changes in funding costs. Net interest income after provisions for loan losses was $5,943,000 for the year ended September 30, 2003, compared to $6,011,000 for the prior year, for a decrease of $68,000.

      Non-interest income for the fourth quarter of 2003 was $1,507,000 representing an increase of $583,000 from the $924,000 posted in the same quarter of 2002. The increase is largely attributable to the recognized gain of $1,080,000 on real estate sold at book value to several charitable organizations. Non-interest income for the year ended September 30, 2003 was $4,562,000, compared to $2,666,000 for the prior year. The increase was primarily due to a $726,000 increase in gains on the sale of securities and the recognized gain on real estate to the charitable organizations.

      Non-interest expense for the quarter ending September 30, 2003 was $2,690,000 compared to $1,730,000 for the same period of 2002, for an increase of $960,000. This increase was primarily due to land sold to local charities at book value. Non-interest expense was $6,742,000 for the year ended September 30, 2003, compared to $5,523,000 for the prior year, for an increase of $1,219,000. This increase was largely due to the deductible expense related to the land sold to local charities at book value.

      At September 30, 2003, total assets were $234,697,000 compared to $219,092,000 for the same period in 2002.

      Accumulated comprehensive income resulting from the mark-to-market of investments available for sale was $476,000 (after taxes) during the three months ended September 30, 2003, due to the increase in the market value of these investments.

      DutchFork Bancshares, Inc. is the holding company for Newberry Federal Savings Bank, which operates three banking locations in Newberry County of South Carolina. The company is listed on the NASDAQ small cap exchange under the symbol "DFBS".



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This  release  may  contain   forward-looking   statements  that  are  based  on
assumptions and describe future plans, strategies and expectations of DutchFork Bancshares and its wholly owned subsidiary, Newberry Federal. These forward looking statements are generally identified by use of the works "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. DutchFork Bancshares and Newberry Federal's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of DutchFork Bancshares and Newberry Federal include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products,
deposits  flow,   competition,   demand  for  financial  services  in  DutchFork
Bancshares' and Newberry Federal's market area and accounting principles. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. Except as required by law or regulation, the Company disclaims any obligation to update such forward-looking financial statements.

         Contact:
         J. Thomas Johnson, CEO
         Steve P. Sligh, CFO
         803-321-3200


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


INCOME STATEMENT DATA
(UNAUDITED)
(Dollars in thousands)


                                                 THREE MONTHS ENDED                     YEAR ENDED
                                                    SEPTEMBER 30,                      SEPTEMBER 30,
                                               2003              2002             2003              2002
                                          --------------    --------------   --------------    --------------
Interest income                             $   2,991         $   2,915        $  10,987         $  12,887
Interest expense                                1,074             1,645            4,849             6,876
Net interest income                             1,917             1,270            6,138             6,011
Provision for loan losses                          25               ---              195               ---
Net interest income after provision
   for loan losses                              1,892             1,270            5,943             6,011
Non-interest income                             1,507               924            4,562             2,666
Non-interest expense                            2,690             1,730            6,742             5,523
Income before taxes                               709               463            3,763             3,154
Income tax expense                               (225)             (250)             318               691
Net income                                        934               713            3,445             2,463

INCOME PER SHARE (BASIC)                        $0.94             $0.64            $3.37             $2.17
INCOME PER SHARE (DILUTED)                      $0.88             $0.62            $3.18             $2.09
RETURN ON AVERAGE ASSETS                        1.69%             1.21%            1.54%             1.00%
RETURN ON AVERAGE EQUITY                       11.70%             8.61%           10.43%             7.59%
NET INTEREST MARGIN                             3.95%             2.35%            3.07%             2.62%


BALANCE SHEET DATA
(Dollars in thousands, except per share data)

                                                                                       SEPTEMBER 30,
                                                                                2003                  2002
                                                                       ------------------------------------------
Total assets                                                                   $ 234,697         $ 219,092
Investment securities                                                            119,752            62,260
Loans                                                                             58,371            61,706
Allowance for loan losses                                                            401               ---
Total deposits                                                                   143,429           149,290
Other borrowings                                                                  57,613            35,000
Shareholders' equity                                                              32,574            33,429
Equity to assets                                                                  14.04%            15.26%
Loan to deposit ratio                                                             40.70%            41.33%
NON-PERFORMING LOANS TO ASSETS                                                     0.47%             0.35%


AVERAGE BALANCES
(UNAUDITED)
                                                THREE MONTHS ENDED                      YEAR ENDED
                                                   SEPTEMBER 30,                       SEPTEMBER 30,
                                               2003              2002             2003              2002
                                          --------------    --------------   --------------    --------------
Average total assets                        $ 221,119         $ 236,197        $ 223,005         $ 244,110
Average loans                                  58,537            62,824           59,488            67,138
Average earning assets                        194,271           216,038          199,809           229,679
Average deposits                              145,197           148,081          149,646           147,879
Average other short-term borrowings            43,613            51,667           37,153            58,869

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